Exhibit 10.1

CERTAIN INFORMATION, IDENTIFIED BY, AND REPLACED WITH, A MARK OF “[**]” HAS BEEN EXCLUDED FROM THIS DOCUMENT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SECOND OMNIBUS AMENDMENT AND REAFFIRMATION AGREEMENT

SECOND OMNIBUS AMENDMENT AND REAFFIRMATION AGREEMENT, dated as of August 23, 2022 (this “Amendment and Reaffirmation”), by and among KREF LENDING IX LLC, a Delaware limited liability company (“Seller”), KKR REAL ESTATE FINANCE HOLDINGS L.P., a Delaware limited partnership (“Guarantor”), KREF HOLDINGS IX LLC, a Delaware limited liability company (“Pledgor”), and MUFG BANK, LTD. (“Buyer”), as the assignee of all of the rights and obligations of MUFG UNION BANK, N.A. under the Program Documents.

RECITALS

WHEREAS, Seller and Buyer are parties to (i) that certain Master Repurchase Agreement and Securities Contract, dated as of July 27, 2021 (as amended by that certain Omnibus Amendment and Reaffirmation Agreement, dated as of March 31, 2022 (the “Omnibus Amendment”), by and among Seller, Guarantor, Pledgor, KREF Capital LLC and Buyer (the “Existing Repurchase Agreement”, and as amended pursuant to this Amendment and Reaffirmation and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”), and (ii) that certain Fee Letter, dated as of July 27, 2021 (as amended by the Omnibus Amendment, the “Existing Fee Letter”, and as amended pursuant to this Amendment and Reaffirmation and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Fee Letter”);

WHEREAS, (i) Guarantor is party to that certain Limited Guaranty in favor of Buyer, dated as of July 27, 2021 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guaranty”), and (ii) Pledgor and Buyer are parties to that certain Pledge and Security Agreement, dated as of July 27, 2021 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Pledge Agreement”);

WHEREAS, Seller and Buyer wish to modify certain terms of the Existing Repurchase Agreement, the Confirmations and the Existing Fee Letter; and

WHEREAS, in connection with the modifications contemplated by this Amendment and Reaffirmation, each of Guarantor and Pledgor wishes to reaffirm its respective obligations under the Guaranty or Pledge Agreement, as applicable, and reaffirm that the provisions of the Guaranty or Pledge Agreement, as applicable, shall remain in full force and effect upon the effectiveness of this Amendment and Reaffirmation.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.          Definitions. Unless otherwise defined herein, terms defined in the Repurchase Agreement and used herein shall have the meanings given to them in the Repurchase Agreement.

2.          Amendments to Existing Repurchase Agreement. The parties hereto hereby agree that, as of the date hereof, the Existing Repurchase Agreement is hereby amended (a) to delete the red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (b) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the marked conformed copy of the Repurchase Agreement attached hereto as Annex A hereto and made a part hereof for all purposes.

3.          Amendments to the Confirmations. The parties hereto hereby agree that, (a) with respect to any Transaction for which the related Benchmark is the London Interbank Offered Rate as of the date hereof, the related Benchmark shall be the London Interbank Offered Rate until the related Confirmation is amended and restated to change the Benchmark in accordance with the Repurchase Agreement and (b) with respect to any Transaction for which the related Benchmark is Term SOFR as of the date hereof, the Benchmark terms scheduled in the related Confirmation shall be replaced with the related Benchmark terms set forth in the Repurchase Agreement.

4.          Amendments to Existing Fee Letter. [**]

5.          Reaffirmations.  Guarantor hereby reaffirms its obligations under the Guaranty and acknowledges that its obligations under the Guaranty, after giving effect to this Amendment and Reaffirmation, are continuing and in full force and effect in favor of Buyer.

(b)          Pledgor hereby reaffirms its obligations under the Pledge Agreement and acknowledges that its obligations under the Pledge Agreement, after giving effect to this Amendment and Reaffirmation, are continuing and in full force and effect in favor of Buyer.

6.          Conditions Precedent.  This Amendment and Reaffirmation shall become effective as of the date hereof, subject to the satisfaction of the following conditions precedent:Delivered Documents.  On the date hereof, Buyer shall have received the following documents, each of which shall be in form and substance reasonably satisfactory to Buyer:

(i)	this Amendment and Reaffirmation, executed and delivered by the duly authorized officers of each party hereto;

(ii)	a Second Upsize Structuring Fee Side Letter (the “Upsize Fee Letter”), executed and delivered by the duly authorized officers of Buyer and Seller; and

(iii)
an opinion of counsel to Seller, Guarantor and Pledgor, in form and substance reasonably acceptable to Buyer, including, without limitation, with respect to corporate matters, due authorization, non-contravention and enforceability of this Amendment and Reaffirmation.

(b)          Fees and Expenses. Seller has paid all fees and expenses to the extent due and payable by Seller to Buyer as of the date hereof pursuant to the terms of the Program Documents, including the Upsize Fee Letter.

7.          Representations and Warranties. Seller, Guarantor and Pledgor each hereby represents and warrants to Buyer that as of the date hereof:

(a)          Such party has the requisite power and authority to execute, deliver and perform this Amendment and Reaffirmation.

(b)          Such party has taken all necessary corporate (or analogous) action to authorize the execution, delivery and performance of this Amendment and Reaffirmation. This Amendment and Reaffirmation constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and subject to general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(c)          Each of the representations and warranties made by such party herein or in or pursuant to the Program Documents is true and correct in all material respects on and as of the date hereof as if made on and as of such date; provided that any representation or warranty made solely with respect to a specified prior date shall be true and correct in all material respects as of such specified date.

8.          Governing Law. THIS AMENDMENT AND REAFFIRMATION SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY LAWS, RULES OR PROVISIONS OF THE STATE OF NEW YORK THAT WOULD CAUSE THE APPLICATION OF THE LAWS, RULES OR PROVISIONS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

9.          Continuing Effect.  As amended by this Amendment and Reaffirmation, all terms, covenants and provisions of the Fee Letter, the Confirmations and the Repurchase Agreement, are ratified and confirmed and shall remain in full force and effect. This Amendment and Reaffirmation shall not constitute a novation of the Fee Letter, the Confirmations, the Repurchase Agreement or any Program Document but shall constitute modifications thereof.  In addition, any and all guaranties and indemnities for the benefit of Buyer and agreements subordinating rights and liens to the rights and liens of Buyer, are hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or adversely affected by this Amendment and Reaffirmation, and each party indemnifying Buyer, and each party subordinating any right or lien to the rights and liens of Buyer, hereby consents, acknowledges and agrees to the modifications set forth in this Amendment and Reaffirmation and waives any common law, equitable, statutory or other rights which such party might otherwise have as a result of or in connection with this Amendment and Reaffirmation.

10.          Binding Effect; No Partnership; Counterparts. The provisions of the Fee Letter, the Confirmations and the Repurchase Agreement, as amended hereby, shall be binding upon and inure to the benefit of the parties thereto and their respective successors and permitted assigns.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto. This Amendment and Reaffirmation may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Any signed signature page to this Amendment and Reaffirmation delivered by electronic transmission in the portable document format (.pdf) or similar format shall be treated in all respects as an original signed signature page.  To the extent applicable, the foregoing constitutes the election of the parties to invoke any law authorizing electronic signatures.

11.          Further Agreements. Seller agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Buyer to the extent necessary to effectuate the purposes of this Amendment and Reaffirmation.

12.          Headings, etc. Section or other headings contained in this Amendment and Reaffirmation are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment and Reaffirmation.

13.          Program Document. Each of Seller, Guarantor and Pledgor hereby acknowledges and agrees that, notwithstanding anything to the contrary contained herein, in the Repurchase Agreement or in any other Program Document, this Amendment and Reaffirmation and the Upsize Fee Letter shall each constitute a Program Document under the Repurchase Agreement.  All references to the Repurchase Agreement, the Confirmations and the Fee Letter in any Program Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment and Reaffirmation, be deemed a reference to the Repurchase Agreement, the Confirmations or the Fee Letter, as applicable, as amended hereby, unless the context expressly requires otherwise.

14.          No Waiver.  The execution, delivery and effectiveness of this Amendment and Reaffirmation shall not operate as a waiver of any right, power or remedy of Buyer under the Repurchase Agreement, the Confirmations, the Fee Letter or any other Program Document, nor constitute a waiver of any provision of the Repurchase Agreement, the Confirmations, the Fee Letter or any other Program Document by any of the parties hereto.

 [SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Reaffirmation to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

KREF LENDING IX LLC, as Seller

By:	/s/ Patrick Mattson
Name: Patrick Mattson
Title: Chief Operating Officer and President

KKR REAL ESTATE FINANCE HOLDINGS L.P., as Guarantor

By: KKR Real Estate Finance Trust Inc., a Maryland corporation, its general partner

By:	/s/ Patrick Mattson
Name: Patrick Mattson
Title: Chief Operating Officer and President

KREF HOLDINGS IX LLC, as Pledgor

By:	/s/ Patrick Mattson
Name: Patrick Mattson
Title: Chief Operating Officer and President

[SIGNATURES CONTINUE ON THE NEXT PAGE]

Signature Page to Second Omnibus Amendment and Reaffirmation Agreement

MUFG BANK, LTD., as Buyer

By:	/s/ Bernard A. Fernandez
Name: Bernard A. Fernandez
Title: Director

Signature Page to Second Omnibus Amendment and Reaffirmation Agreement